EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT
Capitol Bancorp Ltd.
December 31, 2012

Name of Subsidiary	State or Other Jurisdiction of Incorporation
Consolidated Subsidiaries:

Capitol National Bank	United States (national bank)
Central Arizona Bank	Arizona
Financial Commerce Corporation	Michigan
Bank of Las Vegas	Nevada
Indiana Community Bank	Indiana
Michigan Commerce Bank	Michigan
Capitol Wealth Insurance Agency, Inc.	Michigan
Sunrise Bank of Albuquerque	New Mexico
Sunrise Bank of Arizona	Arizona
Pisgah Community Bank	North Carolina
Sunrise Bank	Georgia

Capitol Trust I	Delaware
Capitol Trust II	Delaware
Capitol Statutory Trust III	Connecticut
Capitol Bancorp Capital Trust IV	Delaware
Capitol Trust VI	Delaware
Capitol Trust VII	Delaware
Capitol Statutory Trust VIII	Connecticut
Capitol Trust IX	Delaware
Capitol Bancorp Trust X	Delaware
Capitol Trust XI	Delaware
Capitol Trust XII	Delaware

Capitol Development Bancorp Limited IV	Michigan
Capitol Wealth, Inc.	Michigan
Capitol Wealth Asset Management, LLC	Michigan

Capitol Development Bancorp Limited V	Michigan
Bank of Maumee	United States (federal savings bank)

Capitol Development Bancorp Limited VI	Michigan
1st Commerce Bank	Nevada

Capitol Development Bancorp Limited VII	Michigan

Capitol Development Bancorp Limited VIII	Michigan

Capitol Bean Counter, LLC	Michigan

Capitol Capital, LLC	Michigan

CBL Real Estate Holdings, LLC	Michigan

EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT
Capitol Bancorp Ltd.
December 31, 2012

Name of Subsidiary	State or Other Jurisdiction of Incorporation
Unconsolidated Subsidiaries:

Amera Mortgage Corporation, Inc. (less than 50% owned by equity method investee)	Michigan

Capitol Development Bancorp Limited III (less than 50% owned by equity method investee)	Michigan
Summit Bank of Kansas City	Missouri

Inactive Subsidiaries:

Capitol Bancorp Leasing, Inc.	Michigan

CBL R E Holdings, LLC	Michigan

CBL R E Holdings II, LLC	Michigan

CBL R E Holdings III, LLC	Michigan

MOI, Inc. (wholly-owned subsidiary of Michigan Commerce Bank)	Michigan